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                                 EXHIBIT 4(f)
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Agreement to furnish instruments defining rights of holders of long-term debt


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                      [WORTHINGTON INDUSTRIES LETTERHEAD]

                                                 August 26, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


           Re: Worthington Industries, Inc. - Form 10-K

Gentlemen:

           Worthington Industries, Inc., a Delaware corporation, is today executing a Form 10-K, Annual Report.

           Pursuant to the instructions relating to the Exhibits, Worthington Industries, Inc. hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries.

                                        Very Truly yours,

                                        WORTHINGTON INDUSTRIES, INC.

                                        /s/ Donal H. Malenick

                                        Donal H. Malenick
                                        President

Enclosures